Exhibit 99.1

Earnings Commentary and Supplemental Information First Quarter 2015 Unaudited

Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth 2015 strategies and investment objectives, plans and current expectations. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our other expectations include, among others: (i) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (ii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (iii) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (iv) changes in customer preferences and demand for our storage and information management services; (v) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vi) the cost or potential liabilities associated with real estate necessary for our business; (vii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (viii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (ix) claims that our technology violates the intellectual property rights of a third party; (x) changes in the cost of our debt; (xi) changes in the amount of our capital expenditures; (xii) the impact of alternative, more attractive investments on dividends; (xiii) our ability to qualify or remain qualified for taxation as a real estate investment trust (“REIT”); (xiv) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Commentary 4 Company Profile 7 Financial Highlights 8 Year-over-Year Revenue Growth 9 Records Management Volume Growth 10 Guidance Summary 12 Operating Performance 13 Consolidated Balance Sheets 14 Consolidated Statements of Operations 15 Reconciliation of Operating Income to Adjusted OIBDA 16 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 17 Reconciliation of Net Income Attributable to IRM to FFO & AFFO 18 Quarterly Total Revenue Growth Bridge 19 Quarterly Normalized Adjusted OIBDA Bridge 20 Quarterly Normalized Adjusted Earnings per Share Bridge 21 Storage Net Operating Income (NOI) 22 Global Real Estate Portfolio 23 Revenue from Rental Activities and Storage NOI per Racked Square Foot 24 Portfolio Utilization 25 Gross Book Value of Real Estate Assets 26 Service Business Detail 27 Customer Data 28 Debt Schedule 29 Capitalization 30 Lease Obligations 31 Investments 32 Components of Value 33 Appendix 34

Earnings Commentary 4 Reconciliation of Non-GAAP Measures: Throughout this document, Iron Mountain will discuss (1) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, (Gain) Loss on Disposal / Write-down of Property, Plant and Equipment (Excluding Real Estate), Net and REIT Costs (Adjusted OIBDA), (2) Adjusted Earnings Per Share (Adjusted EPS), (3) Funds From Operations (FFO NAREIT), (4) FFO (Normalized) and (5) Adjusted Funds From Operations (AFFO). These measures do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, are included later in this document (see Table of Contents). Iron Mountain First Quarter 2015 Financial Results – Strong Operating Performance Driven by Solid Constant Dollar Storage Rental Growth and Continued Volume Gains – – Constant Dollar Results in Line with Company Expectations; Maintaining Full-Year Guidance – Total reported revenues for the first quarter were $749 million in 2015, compared with $770 million in 2014. On a constant dollar (C$) basis, total revenue growth for the quarter was 2.2%, reflecting solid storage rental revenue gains of 4.6% and service revenue declines of 1.4%. Adjusted OIBDA for the first quarter was $231 million, compared with $229 million in 2014. On a C$ basis, Adjusted OIBDA growth for the quarter was 5.7%. Adjusted EPS for the first quarter was $0.32 per diluted share, compared with $0.35 per diluted share in 2014. Adjusted EPS for 2015 reflects a structural tax rate of 16.2%, while 2014 results have been restated to reflect a structural tax rate of 15.0% for comparability with 2015 and to reflect the company’s election of REIT status effective January 1, 2014. Adjusted EPS for 2015 also reflects a 10% increase in weighted average shares outstanding following the distribution of shares in November 2014, associated with the company’s conversion to a REIT. GAAP EPS for the first quarter was $0.20 per share, primarily due to Other Expense associated with foreign currency exchange losses. GAAP EPS for the first quarter of 2014 was $0.22 per share, reflecting REIT Costs and the tax impact of discrete items, partially offset with gain on sale of real estate. FFO (Normalized) per share was $0.50 and AFFO was $128 million. New Segment Disclosure Beginning in the first quarter of 2015, the company consolidated executive leadership of its North America and Western Europe markets to provide better focus and alignment within developed and emerging markets and more closely tie performance to the company’s strategic plan. As a result, the company now reports five business segments (please refer to detailed segment descriptions in the Appendix, page 36): North American Records and Information Management (unchanged), North American Data Management (unchanged), Western Europe, which consists of operations in Austria, Belgium, France, Germany, Ireland, the Netherlands, Norway, Spain, Switzerland and the United Kingdom (together with North America, formerly referred to as “Developed Markets”),

Earnings Commentary 5 Other International, which consists of operations in the Latin American markets of Argentina, Brazil, Chile, Colombia, Mexico and Peru; the Asia Pacific markets of Australia, Hong Kong-SAR, India, Singapore, and China; and the European markets of Czech Republic, Denmark, Greece, Hungary, Poland, Romania, Russia, Serbia, Slovakia, Turkey and Ukraine (formerly referred to as “Emerging Markets,” excluding Australia), and Corporate and Other (unchanged). In support of its strategic plan, during the first quarter of 2015, the company: Maintained strong customer retention and increased positive worldwide records management net volume growth by 3.5% (1.9% internal volume growth). Volume growth by segment was: 1.2% in North America (0.5% internal volume growth, or one million cubic feet); 5.4% in Western Europe (3.4% internal volume growth); and 12.9% in the Other International segment (7.4% internal volume growth) Expanded revenue from Emerging Markets (now Other International excluding Australia) to 13.6% of total revenue in the quarter on a constant dollar basis, demonstrating progress toward the company’s goal to increase revenue from these markets to 16% by the end of 2016, Acquired the record and tape inventory of six storage companies and one acquisition of a small records management company in the United Kingdom for total investment of approximately $7.7 million, and Expanded the company’s underground and Boston Data Center operations to support its multiyear plan and grew storage revenue in this emerging business by 21.4% over the first quarter of 2014. “Our first quarter results reflect the solid underlying business fundamentals that support the continued durability of our storage rental business,” said William L. Meaney, Iron Mountain’s president and chief executive officer. “We achieved strong internal storage rental growth in both developed and emerging markets with consistent storage volume increases across all our market segments. The business is healthy and performing in line with our expectations and long-range plan.” Operations Review C$ total storage rental growth of 4.6% reflected: Strong increases of 17.9% in the company’s Other International segment, 4.2% in the Western Europe segment, and 1.5% and 5.5% in North American Records and Information Management (RIM) and North American Data Management (DM) , respectively. Operating performance continued to demonstrate resilience, with worldwide internal storage rental growth of 3.0% in the first quarter compared with 1.4% in the first quarter of 2014. By segment, internal storage rental gains were: 11.1% in the Other International segment, 3.7% in the Western Europe segment 0.5% in North American RIM and 5.2% in North American DM Foreign currency rate changes reduced reported worldwide storage rental revenue growth rates by 4.6% in the first quarter compared with the prior year.

Earnings Commentary 6 As the company has previously noted, total service revenues reflect a continuation of a trend toward reduced retrieval/re-file activity and related transportation revenues. In the records management business, the contribution from these core activities has begun to stabilize in recent periods while in the data management business, service declines are reflecting more recent reductions in activity levels. Internal service revenue in North American RIM and Western Europe were down slightly due to lower levels of transportation, handling and retrieval/refile fees and the sale of the shredding business in the UK and Australia, partially offset by higher revenue from non-recurring projects. Similar trends were seen in the Other International segment. Recycled paper pricing increased approximately 7% compared with the prior year. Financial Review Consolidated Adjusted OIBDA margin for the quarter was 30.9%, reflecting continued strong Adjusted OIBDA margins of 41% in North American RIM, 52.7% in North American DM, 29.2% in Western Europe and 20.0% in Other International. In the first quarter, real estate investment, including racking, totaled $45 million, acquisition spending was $8 million and other investments totaled $11 million. Maintenance capital expenditures were $15 million, or 2.0% of revenues for the quarter. The company had liquidity of more than $780 million, primarily under its revolving credit facility, and a net total lease adjusted leverage ratio of 5.5x at quarter end, as compared to a maximum allowable ratio of 6.5x. The calculation for this ratio is net debt including the capitalized value of lease obligations divided by EBITDAR, as defined in the company’s credit agreement. 2015 Guidance The company is maintaining its guidance for 2015, with C$ Total Reported Revenues and Adjusted OIBDA expected to be generally in line with its strategic plan. Adjusted EPS, FFO (NAREIT) per share, and FFO (Normalized) per share are expected to grow roughly in line with growth in Adjusted OIBDA, or 1% to 5% on a C$ basis. Details are available on page 12.

IRON MOUNTAIN®

Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based, business model, yielding revenues over $3 billion per annum. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves over 155,000 customers, including more than 92% of the Fortune 1000, and no single customer accounts for more than 2% of revenues. Iron Mountain provides storage and information management services in 36 countries on five continents, storing 530 million cubic feet of records in a portfolio of approximately 1,100 facilities containing more than 67 million square feet of space. The company employs over 20,000 people.

Iron Mountain is organized as a REIT and its financial model is based on the recurring nature of its storage rental revenues and the resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, which have increased for 26 consecutive years, the company generates predictable, low volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets that are just beginning to outsource their storage of physical documents.



26 YEARS OF STORAGE RENTAL GROWTH
2014 C$ Storage Rental Growth
5.4%
25-year Compound Annual Growth Rate
17.2%
$1,860
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14

Countries Served



Diversification of Total Revenue

(As of 3/31/2015)



Region
16.7%
7.7%
3.0%
72.7%
Product
15.9%
7.7%
7.6%
68.8%
North America
Europe
Latin America
Asia Pacific
Records Mgmt
Data Protection
Shredding
Other(1)

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other ancillary services

www.ironmountain.com Selected metric definitions are available in the appendix 7

Financial Highlights 8 (1) Excludes $2.2 million of CapEx in Q1 2014 related to the company’s conversion to a REIT (2) Includes Land, Buildings, Improvements, and Racking Structures (3) Includes CapEx related to service-related businesses, as well as corporate overhead support and office outfitting Q1 2014 Q1 2015 % Change Storage Rental $458,889 $458,872 (0.0)% Service 311,237 290,414 (6.7)% Total Revenues $770,126 $749,286 (2.7)% Gross Margin $434,981 $427,632 (1.7)% Gross Margin % 56.5% 57.1% 60 bps Adjusted OIBDA $228,524 $231,218 1.2% Adjusted OIBDA % 29.7% 30.9% 120 bps Adjusted EPS $0.35 $0.32 (8.6)% FFO (Normalized) per Share $0.56 $0.50 (10.7)% Ordinary Dividends per Share $0.27 $0.48 75.9% Special Dividends per Share $0.00 $0.00 0.0% Weighted Average Fully-diluted Shares Outstanding 193,069 212,249 9.9% Storage Net Operating Income (NOI) $365,819 $373,534 2.1% Capital Expenditures (1) and Investments Real Estate: Investment (2) $34,241 $45,080 31.7% Maintenance 5,851 9,205 57.3% 40,093 54,285 35.4% Non-Real Estate: Investment (3) 10,514 11,234 6.8% Maintenance 10,733 5,882 (45.2)% 21,247 17,116 (19.4)% Business and Customer Acquisitions 46,131 7,688 (83.3)% Total Capital Expenditures and Investments $107,471 $79,088 (26.4)%

Year-over-Year Revenue Growth 9 Revenue Growth Rates Reported (0.0)% (6.7)% (2.7)% Less: Impact of FX Rate Changes and Adjustments (4.6)% (5.3)% (4.9)% Constant Currency 4.6% (1.4)% 2.2% Less: Impact of Acquisitions and Dispositions 1.6% (0.4)% 0.8% Internal Growth Rate 3.0% (1.0)% 1.4% Q1 2015 Storage Rental Revenue Service Revenue Total Revenue

Records Management Volume Growth 10 -2.6% -4.6% 6.3% 2.2% 2.0% Q2-13 1.4% -2.6% -4.6% 6.3% 2.1% 6.7% -2.3% -4.5% 6.2% 2.3% 5.0% Q4-13 5.8% -2.5% -4.6% 6.3% 2.4% 4.2% -4.4% 5.9% 2.4% 1.6% Q4-14 3.6% -1.9% -4.4% 5.9% 2.4% 1.5% Q3-14 5.5% Q3-13 3.2% 0.2% Q1-15 3.5% -2.0% -1.9% -4.5% 6.1% 2.4% 3.4% Q2-14 7.6% -2.0% -4.7% 6.1% 2.5% 5.5% Q1-14 Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Total Iron Mountain (520 CuFt MM) North America (372 CuFt MM) Net Volume Growth Rate Q2-14 4.1% -1.8% -4.8% 5.3% 1.7% 3.7% Q1-14 3.8% -2.2% -4.7% 5.4% 5.5% 1.7% 3.6% Q3-13 0.6% -2.5% -4.7% 1.7% 3.6% Q4-13 3.7% -2.4% Q1-15 1.2% -1.7% -4.6% 5.1% 1.7% 0.7% Q4-14 0.5% -1.6% -4.6% 5.1% 1.7% -0.1% Q3-14 3.3% -1.6% -4.7% 5.2% 1.7% 2.7% -4.8% 5.6% 1.5% 0.8% Q2-13 -0.2% -2.4% -4.7% 5.6% 1.4% 0.0% (1) (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins

Records Management Volume Growth 11 -3.0% -4.1% 6.0% 4.6% 0.0% Q2-13 3.1% -3.3% -4.3% 6.4% 4.3% 4.4% -2.6% -4.0% 5.7% 4.3% 1.0% Q4-13 4.7% -2.6% -4.1% 5.9% 4.7% 0.8% -4.5% 5.6% 4.6% 2.0% Q4-14 5.6% -2.3% -4.1% 5.5% 4.8% 1.8% Q3-14 5.4% Q3-13 3.6% 0.0% Q1-15 5.4% -2.3% -2.4% -4.2% 5.5% 4.6% 1.8% Q2-14 6.2% -2.6% -3.9% 5.4% 5.5% 1.8% Q1-14 Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Western Europe (61 CuFt MM) Other International (87 CuFt MM) Net Volume Growth Rate Q2-14 28.2% -2.7% -4.4% 11.6% 4.4% 19.2% Q1-14 24.8% -2.6% -4.2% 11.4% 11.3% 4.1% 10.7% Q3-13 18.3% -2.9% -4.1% 4.2% 15.9% Q4-13 18.9% -3.0% Q1-15 12.9% -3.2% -3.5% 9.9% 4.1% 5.5% Q4-14 17.6% -3.0% -3.6% 10.3% 4.5% 9.5% Q3-14 16.8% -2.8% -3.8% 10.8% 4.4% 8.3% -3.8% 10.5% 4.0% 10.4% Q2-13 9.6% -2.9% -3.9% 10.6% 4.4% 1.4% (1) (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins

Guidance Summary 12 Financial Performance Outlook (1) YOY growth compared to 2014 constant dollar (C$) budget rates; includes 0% - 2% internal revenue growth (2) Assumes 212 million shares outstanding (3) AFFO (New Definition) is defined in the appendix (page 34) and further adjusts for Non-Real Estate Investment $MM 2015 Guidance C$ YOY Growth 2015 Guidance Operating Performance Estimated Capital Allocation Revenue $3,030 - $3,150 1% - 5% (1) Real Estate Investment $230 - $270 Adjusted OIBDA $905 - $945 1% - 5% (1) Non-Real Estate Investment $70 - $90 Adjusted EPS – Fully Diluted $1.15 - $1.30 (2) Real Estate and Non-Real Estate Maintenance $70 - $90 FFO (Normalized) $425 - $465 Business and Customer Acquisitions $150 - $250 FFO (Normalized) per share $2.00 - $2.20 (2) Total Capital Expenditures and Investments (excluding Dividends) $550 - $650 AFFO (Old Definition) $550 - $590 AFFO (New Definition) (3) $480 - $520

IRON MOUNTAIN

Operating Performance

	Q1 Results(1)		% Growth				
	Q1 2014	Q1 2015	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$268,523	$269,626	0.4%	(1.1)%	1.5%	1.0%	0.5%
Service Revenue	177,609	173,061	(2.6)%	(1.6)%	(1.0)%	0.8%	(1.8)%
Total Revenue	$446,132	$442,687	(0.8)%	(1.3)%	0.5%	0.9%	(0.4)%
Adjusted OIBDA	169,209	181,480					
Adjusted OIBDA Margin %	37.9%	41.0%					
NA Data Management							
Storage Revenue	$60,984	$63,852	4.7%	(0.8)%	5.5%	0.3%	5.2%
Service Revenue	35,740	33,383	(6.6)%	(0.7)%	(5.9)%	0.0%	(5.9)%
Total Revenue	$96,724	$97,235	0.5%	(0.8)%	1.3%	0.2%	1.1%
Adjusted OIBDA	54,668	51,288					
Adjusted OIBDA Margin %	56.5%	52.7%					
Western Europe							
Storage Revenue	$65,252	$60,175	(7.8)%	(12.0)%	4.2%	0.5%	3.7%
Service Revenue	51,879	40,637	(21.7)%	(10.9)%	(10.8)%	(8.2)%	(2.6)%
Total Revenue	$117,131	$100,812	(13.9)%	(11.5)%	(2.4)%	(3.5)%	1.1%
Adjusted OIBDA	34,563	29,453					
Adjusted OIBDA Margin %	29.5%	29.2%					
Other International							
Storage Revenue	$61,322	$61,637	0.5%	(17.4)%	17.9%	6.8%	11.1%
Service Revenue	45,977	42,354	(7.9)%	(17.8)%	9.9%	3.1%	6.8%
Total Revenue	$107,299	$103,991	(3.1)%	(17.6)%	14.5%	5.2%	9.3%
Adjusted OIBDA	24,200	20,835					
Adjusted OIBDA Margin %	22.6%	20.0%					
Corporate and Other							
Storage Revenue	$2,808	$3,582	27.6%	0.0%	27.6%	0.0%	27.6%
Service Revenue	32	979	2959.4%	0.0%	2959.4%	0.0%	2959.4%
Total Revenue	$2,840	$4,561	60.6%	0.0%	60.6%	0.0%	60.6%
Adjusted OIBDA	(54,116)	(51,838)					

(1) FY 2014 excludes certain costs and expenditures associated with the company's conversion to a REIT

www.ironmountain.com Selected metric definitions are available in the appendix 13

Consolidated Balance Sheets 14 ASSETS 12/31/2014 3/31/2015 Current Assets: Cash and Cash Equivalents $125,933 $119,605 Restricted Cash 33,860 20,000 Accounts Receivable, Net 604,265 590,026 Other Current Assets 153,661 157,842 Total Current Assets 917,719 887,473 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,668,705 4,597,207 Less: Accumulated Depreciation (2,117,978) (2,120,405) Property, Plant and Equipment, Net 2,550,727 2,476,802 Other Assets, Net: Goodwill 2,423,783 2,358,561 Other Non-Current Assets, Net: 678,113 648,618 Total Other Assets, Net 3,101,896 3,007,179 Total Assets $6,570,342 $6,371,454 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-Term Debt $52,095 $54,483 Other Current Liabilities 804,641 665,848 Total Current Liabilities 856,736 720,331 Long-Term Debt, Net of Current Portion 4,611,436 4,667,359 Other Long-term Liabilities 232,215 227,262 Total Long-term Liabilities 4,843,651 4,894,621 Total Liabilities $5,700,387 $5,614,952 Equity Total Stockholders' Equity $856,355 $742,855 Noncontrolling Interests 13,600 13,647 Total Equity 869,955 756,502 Total Liabilities and Equity $6,570,342 $6,371,454

Consolidated Statements of Operations 15 Q1 2014 Q1 2015 % Change Revenues: Storage Rental $458,889 $458,872 (0.0)% Service 311,237 290,414 (6.7)% Total Revenues $770,126 $749,286 (2.7)% Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $335,145 $321,654 (4.0)% Selling, General and Administrative 214,780 196,414 (8.6)% Depreciation and Amortization 86,433 85,951 (0.6)% (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net 1,152 333 (71.1)% Total Operating Expenses $637,510 $604,352 (5.2)% Operating Income (Loss) $132,616 $144,934 9.3% Interest Expense, Net 62,312 64,898 4.2% Other Expense (Income), Net 5,317 22,349 n/a Income (Loss) from Continuing Operations before Provision (Benefit) 64,987 57,687 (11.2)% for Income Taxes and (Gain) Loss on Sale of Real Estate Provision (Benefit) for Income Taxes 29,734 15,948 (46.4)% (Gain) Loss from Sale of Real Estate, Net of Tax (7,468) - (100.0)% Income (Loss) from Continuing Operations 42,721 41,739 (2.3)% Income (Loss) from Discontinued Operations, Net of Tax (612) - (100.0)% Net Income (Loss) 42,109 41,739 (0.9)% Less: Net Income (Loss) Attributable to Noncontrolling Interests 442 643 45.5% Net Income (Loss) Attributable to Iron Mountain Incorporated $41,667 $41,096 (1.4)% Earnings (Losses) per Share - Basic: Income (Loss) from Continuing Operations $0.22 $0.20 (9.1)% Total Income (Loss) from Discontinued Operations - - 0.0% Net Income (Loss) Attributable to Iron Mountain Incorporated $0.22 $0.20 (9.1)% Earnings (Losses) per Share - Diluted: Income (Loss) from Continuing Operations $0.22 $0.20 (9.1)% Total (Loss) Income from Discontinued Operations - - 0.0% Net Income (Loss) Attributable to Iron Mountain Incorporated $0.22 $0.19 (13.6)% Weighted Average Common Shares Outstanding - Basic 191,879 210,237 9.6% Weighted Average Common Shares Outstanding - Diluted 193,069 212,249 9.9%

16 Reconciliation of Operating Income to Adjusted OIBDA (1) Includes realized and unrealized FX (gains) losses (2) Excludes realized and unrealized FX (gains) losses Q1 2014 Q1 2015 % Change Net Income (Loss) Attributable to Iron Mountain Incorporated $41,667 $41,096 (1.4)% Add: Net Income (Loss) Attributable to Noncontrolling Interests 442 643 45.5% Loss (Income) from Discontinued Operations, Net of Tax 612 - (100.0)% (Gain) Loss from Disposition of Real Estate, Net of Tax (7,468) - (100.0)% Provision (Benefit) for Income Taxes 29,734 15,948 (46.4)% FX (Gains) Losses (1) 6,438 22,266 n/a Other (Income) Expense (2) (1,121) 83 (107.4)% Interest Expense, Net 62,312 64,898 4.2% Operating Income (Loss) $132,616 $144,934 9.3% Depreciation and Amortization 86,433 85,951 (0.6)% (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net 1,152 333 (71.1)% REIT Costs 8,323 - (100.0)% Adjusted OIBDA $228,524 $231,218 1.2%

17 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share(1) (1) Adjusted EPS for 2015 reflects a structural tax rate of 16.2%, while 2014 results have been restated to reflect a structural tax rate of 15.0% for comparability with 2014, the year in which the company’s conversion to a REIT became effective Q1 2014 Q1 2015 % Change Reported EPS - Fully Diluted from Continuing Operations $0.22 $0.20 (9.1)% Add: Gain (Loss) on Disposal/Write-Down of PP&E (excluding Real Estate), Net 0.01 - (100.0)% REIT Costs 0.04 - (100.0)% Other (Income) Expense, Net 0.03 0.11 n/a Gain (Loss) on Sale of Real Estate, Net of Tax (0.04) - (100.0)% Tax Impact of Reconciling Items and Discrete Tax Items 0.09 0.01 (88.9)% Adjusted EPS - Fully Diluted from Continuing Operations $0.35 $0.32 (8.6)%

Reconciliation of Net Income Attributable to IRM to FFO & AFFO

	Q1 2014	Q1 2015	% Change
Net Income Attributable to Iron Mountain	**$41,667**	**$41,096**	**(1.4)%**
Add:			
Real Estate Depreciation	46,264	44,309	(4.2)%
(Gain) Loss from Disposition of Real Estate, Net of Tax	(7,468)	-	(100.0)%
FFO (NAREIT)	**$80,463**	**$85,405**	**6.1%**
Add:			
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	1,152	333	(71.1)%
FX (Gains) Losses(1)	6,438	22,266	n/a
Other (Income) Expense(2)	(1,121)	83	(107.4)%
Deferred Taxes and Current REIT Tax Adjustments(3)	14,404	(1,974)	(113.7)%
Income (Loss) from Discontinued Operations, Net of Tax	(612)	-	(100.0)%
REIT Costs	8,323	-	(100.0)%
FFO (Normalized)	**$109,047**	**$106,113**	**(2.7)%**
Add:			
Non-Real Estate Depreciation	28,449	30,482	7.1%
Amortization Expense(4)	13,626	13,252	(2.7)%
Non-Cash Rent Expense (Income)(5)	(426)	(2,857)	n/a
Non-Cash Equity Compensation Expense (Income)	7,141	6,856	(4.0)%
Less:			
Non-Real Estate Investment	10,514	11,234	6.8%
Real Estate and Non-Real Estate Maintenance CapEx(6)	16,585	15,087	(9.0)%
AFFO	**$130,739**	**$127,525**	**(2.5)%**
Per Share Amounts (Fully Diluted Shares)			
FFO (NAREIT)	$0.42	$0.40	(4.8)%
FFO (Normalized)	$0.56	$0.50	(10.7)%
Weighted Average Common Shares Outstanding - Basic	191,879	210,237	9.6%
Weighted Average Common Shares Outstanding - Diluted	193,069	212,249	9.9%

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses
(3) Includes repatriation, recapture (including amended return impact) and other current tax expenses; excludes normalized cash tax expense of $15,330 in Q1 2014 and $17,922 in Q1 2015
(4) Reflects amortization of customer acquisition intangibles, transportation and permanent withdrawal fees in addition to amortization of deferred financing charges
(5) Q1 2014 non-cash rent expense (income) was adjusted to exclude cash receipts and other changes in deferred rent which did not have an impact on net income in such period
(6) Represents total maintenance capital expenditures, including maintenance capital expenditures related to real estate and non-real estate assets; includes REIT-related costs

www.ironmountain.com Selected metric definitions are available in the appendix 18

19 $MM Quarterly Total Revenue Growth Bridge 2.2% C$ Growth (2.7)% R$ Decline $770 $733 $749 $37 $16 Q1 2014 Revenue - Reported $ FX Impact at Q1 2015 FX Rates Q1 2014 Revenue at Q1 2015 FX Rates YoY Growth Excluding FX Impact Q1 2015 Revenue - Reported $

20 $MM Quarterly Normalized Adjusted OIBDA Bridge 4.5% Normalized C$ Growth 1.2% Reported R$ Growth Q1 2014 Adjusted OIBDA included restructuring charges that are not related to our core operations. In addition, Q1 2015 Adjusted OIBDA was impacted by the strengthening of the U.S. dollar. The graph above adjusts for anomalies to calculate Normalized Adjusted OIBDA growth for Q1 2015. $228.5 $221.3 $231.2 $2.5 $9.8 $9.9 Q1 2014 Adj. OIBDA Q1 2014 Restructuring Charges FX impact Normalized Q1 2014 Adj. OIBDA at Q1 2015 FX Rates YoY Growth Q1 2015 Adj. OIBDA

21 $MM Quarterly Normalized Adjusted Earnings per Share Bridge ($0.03) Decline or (8.6%) Q1 2014 Adjusted EPS included restructuring charges that are not related to our core operations. In addition, Q1 2015 Adjusted EPS was impacted by an incremental increase in interest expense, related to higher average level of borrowings driven by REIT conversion costs. In addition, Q1 2015 Adjusted EPS was impacted by an incremental increase in tax rate resulting from higher income from foreign jurisdictions. The graph above adjusts for anomalies to calculate a Normalized Adjusted EPS growth for Q1 2015. $0.35 $0.33 $0.32 $0.34 $0.01 $0.03 $0.01 $0.01 Q1 2014 Adj. EPS Q1 2014 Restrucutring Charges Impact of Additional Shares Outstanding Normalized Q1 2014 Adj. EPS Reported Q1 2015 Adj. EPS Q1 2015 Incremental Increase in Interest Expense Q1 2015 Incremental Increase in Tax Rate Normalized Q1 2015 Adj. EPS $0.008 Growth or 2.4%

IRON MOUNTAIN®

Storage Net Operating Income (NOI)

	Q1 2014	Q1 2015	% Change
Revenue from Storage Rental Activities			
Records Management	$367,029	$363,328	(1.0)%
Data Protection	73,902	74,757	1.2%
Other[1]	17,958	20,787	15.8%
Total Storage Rental	458,889	458,872	(0.0)%
Terminations/Permanent Withdraw al Fees	5,297	6,342	19.7%
Total Revenue from Storage Rental Activities	**$464,186**	**$465,214**	**0.2%**
Less: Storage Rental Expenses			
Facility Costs[2]	107,839	104,605	(3.0)%
Storage Rental Labor[3]	1,971	42	(97.9)%
Other Storage Rental Expenses	3,629	2,369	(34.7)%
Allocated Overhead[4]	35,024	33,392	(4.7)%
Total Storage Rental Expenses	148,463	140,408	(5.4)%
Storage Rent	50,096	48,728	(2.7)%
Storage Rental Expenses (excluding Storage Rent)	**$98,367**	**$91,680**	**(6.8)%**
Storage Net Operating Income	**$365,819**	**$373,534**	**2.1%**
Storage Net Operating Income Margin	78.8%	80.3%	150 bps

Effective July 1, 2013, in preparation for electing REIT status, we established taxable REIT subsidiaries ("TRSs") in our identified REIT countries and transferred the designation of employees who perform services in our warehouses and were previously categorized as storage-related. The transfer of these employees in REIT countries resulted in a shift of labor expenses previously categorized as storage rental labor to services labor. We expect to transfer additional storage rental labor costs in the future as we establish TRS service entities in future REIT countries.

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Entertainment Services and other ancillary services
(2) Includes Building Maintenance, Property Taxes, Utilities and Insurance costs
(3) Year over year change reflects true-up of accruals for incentive compensation and workers' compensation claims
(4) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 22

IRON MOUNTAIN

Global Real Estate Portfolio(1)

As of 12/31/2014 Adjusted(2)	Owned Facilities Buildings	Owned Facilities Sq. Ft.	Leased Facilities Buildings	Leased Facilities Sq. Ft.	Total Buildings	Total Sq. Ft.
North America	177	19,739	496	30,399	673	50,137
Europe	53	2,776	197	7,411	250	10,186
Latin America	27	1,551	73	3,670	100	5,221
Asia Pacific	2	51	69	2,165	71	2,216
International	82	4,378	339	13,246	421	17,624
Total	259	24,116	835	43,644	1,094	67,761

Q1 2015 Additions & Expansions	Owned Facilities Buildings	Owned Facilities Sq. Ft.	Leased Facilities(3) Buildings	Leased Facilities(3) Sq. Ft.	Total Buildings	Total Sq. Ft.
North America	3	214	10	107	13	321
Europe	-	-	6	215	6	215
Latin America	2	32	3	(88)	5	(56)
Asia Pacific	-	-	4	138	4	138
International	2	32	13	264	15	296
Total	5	246	23	372	28	618

Q1 2015 Dispositions & Move Outs	Owned Facilities Buildings	Owned Facilities Sq. Ft.	Leased Facilities Buildings	Leased Facilities Sq. Ft.	Total Buildings	Total Sq. Ft.
North America	-	-	(9)	(170)	(9)	(170)
Europe	-	-	(13)	(255)	(13)	(255)
Latin America	-	-	(1)	(24)	(1)	(24)
Asia Pacific	-	-	(2)	(5)	(2)	(5)
International	-	-	(16)	(284)	(16)	(284)
Total	-	-	(25)	(453)	(25)	(453)

As of 3/31/2015	Owned Facilities Buildings	Owned Facilities Sq. Ft.	Leased Facilities Buildings	Leased Facilities Sq. Ft.	Total Buildings	Total Sq. Ft.
North America	180	19,952	497	30,336	677	50,289
Europe	53	2,776	190	7,370	243	10,146
Latin America	29	1,583	75	3,558	104	5,141
Asia Pacific	2	51	71	2,298	73	2,350
International	84	4,410	336	13,226	420	17,636
Total	264	24,362	833	43,562	1,097	67,925
Total %	24.1%	35.9%	75.9%	64.1%		

(1) Includes real estate held in joint ventures
(2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings
(3) Out of the 23 leased buildings additions and expansions, 3 were the result of acquiring leases in acquisitions and 8 were the result of short-term leases associated with customer acquisitions

www.ironmountain.com Selected metric definitions are available in the appendix 23

IRON MOUNTAIN®

Revenue from Rental Activities and Storage NOI per Racked Square Foot

Square Footage by Region

	As of March 31, 2015				
	North America	Europe	Latin America	Asia Pacific	Total
Records Management Racked Space	38,869	6,896	3,530	1,441	50,737
Data Protection Racked Space	754	127	44	23	948
Other(1)	10,665	3,123	1,567	886	16,241
Total	50,289	10,146	5,141	2,350	67,925

Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot(2)

	Q1 2015 Annualized		YTD 2015	
	Revenue	NOI	Revenue	NOI
North America				
Records Management $ per Sq Ft	$27.21	$21.81	$27.21	$21.81
Data Protection $ per Sq Ft	$311.99	$272.33	$311.99	$272.33
Europe	$42.19	$33.95	$42.19	$33.95
Latin America	$38.18	$33.56	$38.18	$33.56
Asia Pacific	$35.59	$27.74	$35.59	$27.74
Total	$33.90	$27.60	$33.90	$27.60

(1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities

(2) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services and other ancillary services

www.ironmountain.com Selected metric definitions are available in the appendix 24

Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 3/31/2015 450 550 500 400 50 0 +3.5% +1.4% +8.4% +9.6% +11.0% Total IRM 531 513 Asia Pacific Latin America Europe North America 384 379 650 600 550 500 450 100 50 0 Total IRM 638 83% 91% Asia Pacific 21 583 17 78% 93% Latin America 55 48 78% 89% Europe 111 97 79% 91% North America 451 421 85% 91% Q1 2015 Total Potential Building Capacity Q1 2015 Total Installed Racking Capacity Capacity and Utilization(2) (%) 80 70 60 10 0 Total IRM 77 74 Asia Pacific Latin America +10.3% +2.7% +20.9% +4.4% +10.4% Europe North America 61 60 120 110 100 90 80 20 10 0 Total IRM 114 95 68% 81% Asia Pacific 3 1 53% 99% Latin America 7 7 71% 75% Europe 23 15 43% 68% North America 81 73 75% 84% Data Protection Storage Portfolio (DPUs MM) As of 3/31/2015 Q1 2015 Q3 2014 Q4 2014 Q2 2014 Q1 2014 (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10 (2) Iron Mountain operates its storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency 25 Units Stored(1) 15 38 81 16 43 88 1 4 9 1 5 10

Gross Book Value of Real Estate Assets 26 (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software Real Estate Assets Storage Operations Land $196,595 Buildings & Building Improvements 1,379,716 Leasehold Improvements 424,734 Racking 1,424,898 Construction In Progress 108,515 Total Storage Gross Book Value $3,534,458 Service Operations Land $7,188 Buildings & Building Improvements 15,956 Leasehold Improvements 35,540 Racking 108,722 Construction In Progress 6,610 Total Service Gross Book Value $174,016 Total Real Estate Gross Book Value $3,708,473 Non-Real Estate Assets All Other Non-Real Estate Assets Gross Book Value (1) 888,734 Total PP&E Gross Book Value $4,597,207 As of 3/31/2015

IRON MOUNTAIN

Service Business Detail

	Q1 2014	Q1 2015	% Change
Service Operations Revenue by Product Line			
Records Management	$158,314	$152,073	(3.9)%
Data Protection	50,503	44,457	(12.0)%
Shredding	63,773	58,007	(9.0)%
Other[1]	38,647	35,876	(7.2)%
Total Service Revenue	**$311,237**	**$290,414**	**(6.7)%**

	Q1 2014	Q1 2015	% Change
Service Revenues	$311,237	$290,414	(6.7)%
Less: Terminations/Permanent Withdraw al Fees	5,297	6,342	19.7%
Adjusted Service Revenue	**$305,939**	**$284,072**	**(7.1)%**
Less: Service Expenses			
Facility Costs[2]	6,754	6,620	(2.0)%
Service Labor	162,648	157,602	(3.1)%
Other Service Expenses	52,304	50,416	(3.6)%
Allocated Overhead[3]	27,097	23,822	(12.1)%
Total Service Expenses	**248,804**	**238,460**	**(4.2)%**
Total Service Adjusted OIBDA	**$57,136**	**$45,612**	**(20.2)%**
Total Service Adjusted OIBDA %	**18.7%**	**16.1%**	**-260 bps**
Service Rent	2,275	1,876	(17.5)%
Total Service Adjusted OIBDAR	**$59,411**	**$47,488**	**(20.1)%**
Total Service Adjusted OIBDAR %	**19.4%**	**16.7%**	**-270 bps**

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other ancillary services
(2) Includes Building Maintenance, Property Taxes, Utilities and Insurance costs for shredding, imaging and other services
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 27

Customer Data 28 (1) No single vertical within ‘Other’ comprises greater than 1% of North America Revenue Federal Healthcare Financial Legal Insurance Life Sciences Energy Business Services 37% Other 18% 3% 9% 15% 8% 4% 4% 3% North America Q1 2015 Trailing Twelve Months Revenue by Vertical Iron Mountain provides storage and information management services to more than 155,000 customers in 36 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes more than 92% of the Fortune 1000. No single customer represents more than 2% of revenues and our Top 20 customers have historically represented between 6% to 7% of consolidated revenues. Customer retention is consistently high with annual losses of roughly 3% (on a volume basis), attributable to customer terminations. (1) YTD 2015 FY 2014 FY 2013 FY 2012 Customer Quality Metrics Volume Retention Rate (RM Global) 93.6% 93.7% 92.9% 92.7% Bad Debt Expense as a % of Consolidated Revenues 0.2% 0.5% 0.4% 0.3% Turnover Expenditures (Storage Only) Q1 2015 Sales, Marketing & Account Management 32,049 Customer Acquisition Costs 6,431

Debt Schedule 29 (1) Includes letters of credit of $12 million and FX related variances of $1 million Thereafter 2025 $600 2024 $1,000 2023 $264 2022 2021 2020 2019 $592 2018 2017 2016 2015 $275 $400 $1,086 Floating Rate Debt Fixed Rate Debt 26% 74% Senior, Unsecured & Subordinated Fixed vs. Floating Rate Debt Senior, Unsecured & Subordinated Debt Maturity Schedule ($MM) Floating Rate Debt Fixed Rate Debt (1) S&P Moody's Corporate B+ Ba3 Senior BB Ba2 Unsecured B+ Ba2 Subordinated B- B2 Credit Ratings

IRON MOUNTAIN®

Capitalization

Senior Unsecured and Senior Subordinated Notes							
Type of Note	Subordinated	Subordinated	Unsecured	Subordinated	Unsecured	Unsecured	Subordinated
Issuance Date	1/15/07	9/20/11	8/13/13	8/10/09	9/18/14	8/13/13	8/7/12
Denomination	EUR	USD	CAD	USD	GBP	USD	USD
Original Principal Amount (FX Rate on Issue Date)	$329,792	$400,000	$193,720	$550,000	$654,960	$600,000	$1,000,000
Exchange Rate at 3/31/2015	1.0773	1.0000	0.7874	1.0000	1.4804	1.0000	1.0000
Principal Amount at 3/31/2015	$274,712	$400,000	$157,470	$106,250	$592,160	$600,000	$1,000,000
Yield (on Issue Date)	6.750%	7.750%	6.125%	8.375%	6.125%	6.000%	5.750%
Maturity Date	10/15/18	10/1/19	8/15/21	8/15/21	9/15/22	8/15/23	8/15/24
Current Call Price	100.000	107.750	N/A	104.188	N/A	N/A	N/A
Next Call Date	N/A	10/1/15	8/15/17	8/15/15	9/15/17	10/15/18	8/15/17
Next Call Price	100.000	103.875	103.063	102.792	104.594	103.000	102.875

Revolving Credit Facility Debt Covenant Analysis

Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.4x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.5x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.7x


Net Lease Adjusted Leverage Ratio
6.0
5.0
0.0
5.0x
5.4x
5.5x
2013
2014
2015

Revolving Credit and Term Loan Facility (as of 3/31/2015)

Capacity	$1,748,750
Outstanding	$1,073,760
Letters of Credit	$12,219
Remaining Capacity	$662,971
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.76%
Maturity Date	6/27/16

Total Market Capitalization

# of Shares Outstanding at 3/31/2015	210,527
Share Price at 3/31/2015	$36.48
Total Equity Value	$7,680,034
Total Debt, Net of Cash [(1)]	$4,602,237
Total Market Capitalization	**$12,282,271**
Net Debt to Total Market Capitalization	**37%**
Adj. OIBDA to Interest Expense	**3.6x**
Total Market Capitalization to Adjusted OIBDA	**13.3x**

Total Debt Weighted Average Rates (as of 3/31/2015)

Interest	5.4%
Maturity	5.7 years

(1) Debt net of cash is calculated as total debt, including: total senior and subordinated notes of $4,217 million, capital leases of $229 million, A/R securitization of $221 million, other long-term debt of $54 million and short-term portion of long-term debt of $15 million, less cash and cash equivalents of $120 million. Debt net of cash excludes letters of credit of $12 million and FX related variances of $1 million.

www.ironmountain.com Selected metric definitions are available in the appendix 30

Lease Obligations(1) (1) Includes capital and operating lease obligations Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.4 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.3 years 2015 7.7% Thereafter 7.6% 2026 0.2% 2025 2.7% 2024 3.6% 2023 5.5% 2022 5.1% 2021 8.5% 2020 7.8% 2019 14.1% 2018 12.3% 2017 12.0% 2016 12.7% 2026 4.3% Thereafter 2.5% 3.7% 2024 57.4% 2025 2023 2.2% 2022 2.1% 2021 4.3% 2020 4.2% 2019 4.5% 2018 2.5% 2017 2.9% 2016 3.8% 2015 5.7% Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 31

IRON MOUNTAIN®

Investments

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU	Average Stabilization Period
Racking Installations[(1)]						
North America	23,332	4,758	13,524	5,322	$2.13	
Europe	32,103	3,691	23,138	9,927	$2.13	
Latin America	17,431	1,283	10,252	4,645	$2.19	
Asia Pacific	6,773	869	3,774	2,208	$2.19	
Worldwide	**$79,639**	**$10,600**	**$50,688**	**22,102**	**$2.14**	**8 - 12 months**

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU	Average Stabilization Period
Building Development Projects[(2)]							
North America	11,028	2,551	7,770	1,054	88	$2.13	
Europe	2,609	361	361	403	22	$2.13	
Latin America[(3)]	10,683	884	8,294	2,741	275	$2.19	
Asia Pacific	1,600	16	16	200	16	$2.19	
Worldwide	**$25,921**	**$3,812**	**$16,441**	**4,398**	**400**	**$2.14**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Building CuFt Capacity	Building CuFt Utilization	Building DPU Capacity	Building DPU Utilization	Expected IRRs
FY 2015 Building Acquisitions[(4)]							
North America	15,728	301	2,444	96%	309	66%	9% - 11%
Europe	-	-	-	-	-	-	-
Latin America	-	-	-	-	-	-	-
Asia Pacific	-	-	-	-	-	-	-
Worldwide	**$15,728**	**301**	**2,444**	**96%**	**309**	**66%**	**9% - 11%**

Region	Net Proceeds	Total Sq Ft
FY 2015 Building Dispositions[(4)]		
North America	-	-
Europe	-	-
Latin America	-	-
Asia Pacific	-	-
Worldwide	-	-

(1) Racking Installations excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $34.8 million, $8.1 million and $21.9 million respectively
(2) Building Development Projects excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $36.5 million, $0.8 million and $17.4 million respectively
(3) Includes a large building development project with a longer than average stabilization period
(4) Not related to M&A

www.ironmountain.com Selected metric definitions are available in the appendix 32

Components of Value 33 (1) Trailing four quarter prior to rental expense (2) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses (3) Includes Storage and Service Components Annualized NOI $ North America Records Management 847,708 Data Protection 205,415 Other 44,819 Europe 239,538 Latin America 116,479 Asia Pacific 40,184 Total Portfolio Storage NOI $1,494,143 Service Adjusted OIBDAR (1) 212,660 Balance at 3/31/2015 Cash, Cash Equivalents & Other Tangible Assets (2) 887,473 Building & Racking Investment 106,399 Business and Customer Acquisition Consideration 7,688 Less: Debt, Gross Book Value 4,721,842 Non-Controlling Interests 13,647 Annualized Rental Expense (3) 202,417 Estimated Tax Liability 34,612 Components of Overhead Total overhead costs have been allocated as follows: Q1 2015 Storage $33,392 Service 23,822 Corporate 86,868 Sales, Marketing, & Account Management 52,333 Total Overhead $196,414

Appendix 34 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on the disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) other (income) expense, net; (4) REIT Costs; and (5) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net and REIT Costs. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA provides our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Appendix Non-GAAP Measures (continued) Funds From Operations, or FFO (NAREIT), and FFO (Normalized) FFO is a non-GAAP financial measure commonly used in the REIT industry. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and us as net income excluding gains and losses on the sale or write-down of real estate assets plus depreciation on real estate assets. FFO does not give effect to real estate depreciation and amortization because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Normalized) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Normalized) is net income attributable to Iron Mountain. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that most meaningfully reflect their business. Our definition of FFO (Normalized) excludes other items that we believe do not appropriately reflect our underlying operations such as intangible impairment charges, other income and expense (including foreign exchange gains and losses), income and losses from discontinued operations, provision or benefit from deferred taxes and REIT Costs. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 35

Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions, including all initial and future racking installations. Business Segments North American Records and Information Management Business (“RIM”) – Storage and information management services throughout the United States and Canada, including the storage of paper documents, as well as other media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); information destruction services (“Destruction”); DMS; Fulfillment Services; and Intellectual Property Management. North American Data Management Business (“DM”) – Storage and rotation of backup computer media as part of corporate disaster recovery plans throughout the United States and Canada, including service and courier operations (“Data Protection & Recovery”), server and computer backup services, digital content repository systems to house, distribute, and archive key media assets, and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients. Western Europe – Records Management, Data Protection & Recovery and DMS throughout the United Kingdom, Ireland, Norway, Austria, Belgium, France, Germany, Netherlands, Spain and Switzerland. Prior to December 2014, our Western European Business segment offered Destruction in the United Kingdom and Ireland. Other International Business – Storage and information management services throughout the remaining European countries in which we operate, Latin America and Asia Pacific, including Records Management, Data Protection & Recovery and DMS. Our European operations included within the Other International Business segment provide Records Management, Data Protection & Recovery and DMS. Our Latin America operations provide Records Management, Data Protection & Recovery and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery and DMS throughout Australia, with Records Management and Data Protection & Recovery also provided in certain cities in India, Singapore, Hong Kong-SAR and China. Prior to December 2014, our Other International Business segment offered Destruction in Australia. Corporate and Other – Consists of our data center business in the United States, the primary product offering of our Emerging Businesses segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. 36

Appendix 37 Definitions (continued) Business Segments (continued) Corporate and Other – Our Corporate and Other segment also includes stock-based employee compensation expense associated with all Employee Stock-Based Awards. Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – These expenditures are primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies. Maintenance – These expenditures are primarily related to the purchase or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures.

Appendix 38 Definitions (continued) Capital Expenditures and Investments (continued) Non-Real Estate: Investment – These expenditures support either (i) the growth of our business and/or increase our profitability by investing in either supporting assets such as carton storage systems, tape storage systems and containers, shredding plants and bins, and technology service storage and processing capacity, or (ii) they are directly related to the development of new products or services in support of our integrated value proposition and enhancements that support our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements. Maintenance – These expenditures are primarily related to the purchase or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are calculated by translating the 2014 results at the 2015 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval.

Appendix 39 Definitions (continued) Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Latin America, Asia Pacific) and product (Records Management or Data Protection). Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth. Investment in Current Period – Spend within the quarter being reported. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. REIT Costs – Includes costs associated with our 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods.

Appendix 40 Definitions (continued) REIT Countries – Countries where we operate that have been converted into a Qualified REIT Subsidiary and Taxable REIT Subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Spain, United Kingdom and the United States. Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs to fully outfit the building with racking. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period.